EXHIBIT 32

SECTION 1350 CERTIFICATIONS

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-QSB of Mayflower Bancorp, Inc. (the “Company”) as filed with the Federal Deposit Insurance Corporation for the period ended October 31, 2007 (the “Report”), I hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

	By:	/s/ Edward M. Pratt
Edward M. Pratt, President & Chief Executive Officer

December 10, 2007
	By:	/s/ Maria Vafiades
Maria Vafiades, Chief Financial Officer

December 10, 2007